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                                                                   Exhibit 5.1

[KPMG LOGO]





          KPMG LLP
          Chartered Accountants
          2000 McGill College Avenue                 Telephone  (514) 840-2100
          Suite 1900                                 Telefax (514) 840-2187
          Montreal (Quebec)  H3A 3H8                 www.kpmg.ca





To the Securities and Exchange Commission
- and -
To the Board of Directors of
Tembec Inc. and
Tembec Industries Inc.


Re:      Registration Statement on Form F-10
         US$100,000,000 Senior Notes due June 30, 2009 of Tembec Industries Inc. guaranteed as to payment of principal, premium, if any and interest by Tembec Inc.


We consent to the use of our report related to the 2002 consolidated financial statements of Tembec Inc. ("Tembec") dated October 28, 2002, included by reference in the above referenced Registration Statement and to the reference to our firm under the heading "Experts" contained therein.


/s/ KPMG LLP
------------------------------------
Chartered Accountants


Montreal, Canada

March 24, 2003


[GRAPHIC]

KPMG LLP, a Canadian owned limited liability partnership established under the laws of Ontario, is a member firm of KPMG International, a Swiss association.